                                                                                                       Exhibit 32.1

                   Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1305, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         Pursuant to 18 U.S.C. Section 1350, I hereby certify that the Quarterly Report on Form
10-Q of O'Sullivan Industries, Inc. for the quarter ended September 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of O'Sullivan Industries, Inc.

Date:  November 13, 2003                                      -----------------------------------------------------

                                                                               Richard D. Davidson
                                                                      President and Chief Executive Officer

         This certification accompanies this Quarterly Report on Form 10-Q pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed to be filed by O'Sullivan Industries, Inc. for purposes of Section 18 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act").  Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that O'Sullivan Industries, Inc. specifically incorporates it by reference.

         A signed original of this written statement required by Section 906 has been provided to
O'Sullivan Industries, Inc. and will be retained by O'Sullivan Industries, Inc. and furnished to the
Securities and Exchange Commission or its staff upon request.